Exhibit 7.2

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This security is a global security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depository or a nominee thereof.  This security may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than such depository or its nominee except in the limited circumstances described in the Indenture.

TALISMAN ENERGY INC.

5.850% Note due 2037

No. 1	US$500,000,000
CUSIP: 87425E AJ 2

Talisman Energy Inc., a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$500,000,000 (FIVE HUNDRED MILLION UNITED STATES DOLLARS) on February 1, 2037, at the office or agency of the Corporation referred to below, and to pay interest thereon on August 1, 2006 and semi-annually thereafter, on February 1 and August 1 in each year, from January 27, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 5.850% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such defaulted interest, and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated: January 27, 2006	TALISMAN ENERGY INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:  January 27, 2006

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of Nova Scotia Trust Company of New York, as Trustee

By:
Authorized Officer

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Corporation designated as its 5.850% Notes due 2037 (herein called the “Securities”), which may be issued under an indenture (herein called the “Indenture”) dated as of January 27, 2006 among the Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is a global Security representing US$500,000,000 aggregate principal amount of the Securities of this series.

The Corporation may from time to time without notice to, or the consent of, the Holders, create and issue additional Securities under the Indenture.

Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained or caused to be maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal (and premium, if any) and interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register, payable to or upon the written order of the Person entitled thereto, or (ii) by wire transfer to an account located in the United States maintained by the payee of a Holder; provided further, that principal paid in relation to any Security, redeemed at the option of the Corporation or upon Maturity, shall be paid to the holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

The Securities will not be entitled to the benefits of any sinking fund.

Holders of the Securities will not be entitled to the repayment of the Securities at their option pursuant to Article Thirteen of the Indenture.

The Corporation will pay to the Holders such Additional Amounts as may be payable under Section 1004 of the Indenture.

The Securities are subject to redemption upon not less than 30 nor more than 60 days’ notice, at any time, as a whole or in part, at the election of the Corporation at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points, plus, in the case of (1) and (2), accrued interest thereon to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue,

assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers, which is appointed by the Trustee after consultation with the Corporation.

‘‘Quotation Agent’’ means one of the Reference Treasury Dealers, which is appointed by the Corporation.

“Reference Treasury Dealer” means Goldman, Sachs & Co. or its affiliates, plus four others which are primary U.S. Government securities dealers (each a ‘‘Primary Treasury Dealer’’) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer in the United States, the Corporation shall substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted by such Reference Treasury Dealers at 3:30 p.m. New York Time on the third business day preceding such Redemption Date.

In the case of a partial redemption of Securities, selection of such Securities for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just.  If any Security is redeemed in part, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed; provided that no Security in an aggregate principal amount of US$1,000 or less shall be redeemed in part.  A replacement Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holders thereof upon cancellation of the original Security.

The Securities are subject to redemption as a whole or in part, at the option of the Corporation, as provided in Section 1102 of the Indenture.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities,

or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof.  Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

If an Event of Default shall occur and be continuing, the principal of all the Securities, and all accrued and unpaid interest thereon, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all affected Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities affected thereby, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.   Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained or caused to be maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of US$1,000 and integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except as otherwise provided in the Indenture, prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.  Solely for the purposes of the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for a period of less than one year on the basis of a year of 360 days consisting of twelve 30 day periods is equivalent is such rate of interest multiplied by a fraction of which (i) the numerator is the product of (A) the actual number of days in the year commencing on the first day of such period, multiplied by (B) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and (z) the actual number of days elapsed in any incomplete month in such period; and (ii) the denominator is the product of (A) 360 multiplied by (B) the actual number of days in such period.

If at any time, (i) the Depository notifies the Trustee in writing that the Depository is no longer willing or able to continue as Depository and a qualified successor Depository is not appointed by the Corporation within 60 days following such notice, (ii) the Corporation, at any time and in its sole discretion, determines not to have any Securities of one or more series represented by Global Securities or (iii) after the occurrence of an Event of Default with respect to such Securities, and while such Event of Default is continuing, an owner of a beneficial interest in a Global Security notifies the Trustee in writing that it wishes to receive a Definitive Security and provides to the Trustee evidence reasonably satisfactory to the Trustee of its ownership interest in such Securities, then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security.  Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.